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                                                               File No. 070-9895


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM U-1/A

                        POST-EFFECTIVE AMENDMENT NO. 6 TO
                             APPLICATION/DECLARATION

                                      UNDER

                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                            CenterPoint Energy, Inc.
                                 1111 Louisiana
                              Houston, Texas 77002

                              Utility Holding, LLC
                           200 West Ninth Street Plaza
                                    Suite 411
                           Wilmington, Delaware 19801

                    (Name of companies filing this statement
                  and address of principal executive offices)

                            CenterPoint Energy, Inc.
                                 1111 Louisiana
                              Houston, Texas 77002

 (Name of top registered holding company parent of each applicant or declarant)

                                 Rufus S. Scott
    Vice President, Deputy General Counsel and Assistant Corporate Secretary
                            CenterPoint Energy, Inc.
                                 1111 Louisiana
                              Houston, Texas 77002
                                 (713) 207-7451

                   (Names and addresses of agents for service)

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                 The Commission is also requested to send copies
            of any communications in connection with this matter to:


James R. Doty, Esq.                             Margo S. Scholin, Esq.
Joanne C. Rutkowski, Esq.                       Baker Botts L.L.P.
Baker Botts L.L.P.                              3000 One Shell Plaza
The Warner                                      Houston, Texas 77002-4995
1299 Pennsylvania Avenue, N.W.                  (713) 229-1234
Washington, D.C. 20004-2400
(202) 639-7700


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           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

                  From time to time, CenterPoint Energy, Inc. and its subsidiaries make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, within the meaning of Rule 103A under the Public Utility Holding Company Act of 1935 or other provisions of the securities laws. Actual results may differ materially from those expressed or implied by these statements. The reader can generally identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "should," "will," "forecast," "goal," "objective," "projection," or other similar words.

                  We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution the reader that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure the reader that actual results will not differ materially from those expressed or implied by our forward-looking statements.

                  For some of the factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements, see CenterPoint Energy, Inc.'s Annual Report on Form 10-K for the period ending December 31, 2002 (File No. 1-31447), including those outlined in "Business -- Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors Affecting Our Future Earnings", the Current Report of CenterPoint Energy, Inc. on Form 8-K dated as of May 12, 2003 and in this Form U-1/A.

                  The reader should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

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                  CenterPoint Energy, Inc. ("CenterPoint" or the "Company") and
Utility Holding, LLC hereby provides an opinion of counsel in this Application-Declaration.

                  This Post-Effective Amendment No. 6 to the
Application-Declaration is intended to supplement and amend, as appropriate, Post-Effective Amendment Nos. 4 and 5 to the Application-Declaration.


EXHIBITS

         Exhibit G-14.1   Opinion of Counsel.


SIGNATURE

                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the Applicants have duly caused this Application/Declaration to be signed on their behalf by the undersigned thereunto duly authorized.

Date:    May 28, 2003



CENTERPOINT ENERGY, INC.
and its subsidiary companies as named on the title page


By:      /s/ Rufus S. Scott
         --------------------------------------------
         Rufus S. Scott
         Vice President, Deputy General Counsel
         and Assistant Corporate Secretary
         CenterPoint Energy, Inc.